Exhibit 99.2

RENOVACOR, INC.

UNAUDITED FINANCIAL STATEMENTS

Six Months Ended June 30, 2020 and 2021

1

INDEX TO FINANCIAL STATEMENTS

(Unaudited)

RENOVACOR, INC.

Condensed Balance Sheets

(Unaudited)

	December 31, 2020*	June 30, 2021
ASSETS
Current assets:
Cash	$5,383,877	$448,800
Prepaids and other current assets	107,296	545,282

Total current assets	5,491,173	994,082
Property and equipment, net	548	129
Deferred merger costs	—	2,324,118

Total assets	$5,491,721	$3,318,329

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$136,829	$2,591,852
Accrued expenses	56,875	636,188

Total current liabilities	193,704	3,228,040

Total liabilities	193,704	3,228,040

Commitments and contingencies (Note 6)
Preferred stock, $0.0001 par value Series A Convertible preferred stock, 3,333,283 shares authorized; 2,578,518 issued and outstanding at December 31, 2020 and June 30, 2021; liquidation value of $11,280,370 as of June 30, 2021	10,073,820	10,073,820

Stockholders’ deficit:
Common stock, $0.0001 par value per share; 6,000,000 shares authorized; 1,953,368 and 1,987,636 shares issued and outstanding at December 31, 2020 and June 30, 2021, respectively	195	198
Additional paid-in capital	120,747	312,877
Accumulated deficit	(4,896,745)	(10,296,606)

Total stockholders’ deficit	(4,775,803)	(9,983,531)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$5,491,721	$3,318,329

*	The condensed balance sheet at December 31, 2020 has been derived from the audited financial statements at that date.

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Condensed Statements of Operations

(Unaudited)

	Six Months Ended June 30,
	2020	2021
Operating expenses:
Research and development	$976,517	$4,487,936
General and administrative	399,623	911,925

Loss from operations	(1,376,140)	(5,399,861)

Net loss	(1,376,140)	(5,399,861)
Cumulative preferred stock dividends	(131,633)	(358,032)

Net loss attributable to common stockholders	$(1,507,773)	$(5,757,893)

Net loss per share - basic and diluted	$(0.84)	$(2.94)

Weighted-average number of common shares used in computing net loss per share applicable to common stockholders - basic and diluted	1,799,752	1,955,906

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Condensed Statements of Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited)

	For the Six Months Ended June 30, 2020
					Additional		Total
	Convertible Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2019	934,803	$3,438,782	1,933,988	$194	$95,213	$(1,666,902)	$(1,571,495)

Series A Preferred Stock, net of issuance costs of $30,972	—	820,993	—	—	—	—	—
Stock-based compensation	—	—	—	—	1,450	—	1,450
Issuance of restricted common stock	—	—	10,250	—	—	—	—
Vesting of restricted common stock	—	—	—	—	9,061	—	9,061
Net loss	—	—	—	—	—	(1,376,140)	(1,376,140)

Balance, June 30, 2020	934,803	$4,259,775	1,944,238	$194	$105,724	$(3,043,042)	$(2,937,124)

	For the Six Months Ended June 30, 2021
					Additional		Total
	Convertible Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2020	2,578,518	$10,073,820	1,953,368	$195	$120,747	$(4,896,745)	$(4,775,803)

Stock-based compensation	—	—	—	—	192,123	—	192,123
Issuance of restricted common stock	—	—	34,268	3	7	—	10
Net loss	—	—	—	—	—	(5,399,861)	(5,399,861)

Balance, June 30, 2021	2,578,518	$10,073,820	1,987,636	$198	$312,877	$(10,296,606)	$(9,983,531)

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Condensed Statements of Cash Flows

(Unaudited)

	Six-Months Ended June 30,
	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,376,140)	$(5,399,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,450	192,123
Depreciation expense	419	419
Change in assets and liabilities:
Prepaid expenses and other current assets	80,323	(437,986)
Accounts payable	(151,109)	1,156,672
Accrued expenses	3,455	438,626

Net cash used in operating activities	(1,441,602)	(4,050,007)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred merger costs	—	(885,080)
Proceeds from issuance of Series A convertible preferred stock, net	820,993	—
Proceeds from issuance of restricted stock	—	10

Net cash provided by (used in) financing activities	820,993	(885,070)

NET DECREASE IN CASH	(620,609)	(4,935,077)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,160,885	5,383,877

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,540,276	$448,800

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
Deferred merger costs included in accrued expenses and accounts payable	$—	$1,439,038

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Notes to Condensed Financial Statements

(Unaudited)

1. Nature of Business and Basis of Presentation

Nature of Business

Renovacor, Inc. (the “Company”, or “Renovacor”), a Delaware corporation, was founded on June 7, 2013. The Company is a preclinical stage gene-therapy company with a focus on developing a pipeline of innovative and proprietary gene therapies for diseases in areas of high unmet medical need associated with mutations in the Bcl2-associated athanogene 3, or BAG3, gene.

The Company is subject to risks common to companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.

Liquidity Considerations

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date the financial statements are issued. As of June 30, 2021, the Company had an accumulated deficit of $10.3 million. The Company has incurred losses and negative cash flows from operations since inception, including net losses of $5.4 million for the six months ended June 30, 2021. The Company expects that its operating losses and negative cash flows will continue for the foreseeable future as the Company continues to expand its research and development programs and develop its product candidates. The Company currently expects that its cash balance of $0.4 million as of June 30, 2021, plus $2.5 million in cash received in connection with the July 2021 convertible note issuance (Note 13), will not be sufficient to fund its operating expenses and capital requirement for more than 12 months from the date these financial statements are issued, and therefore substantial doubt exists about the Company’s ability to continue as a going concern. Additional funding will be necessary to fund future preclinical and clinical activities.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern for a period within one year from the issuance of these financial statements and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

On March 22, 2021, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Chardan Healthcare Acquisition 2 Corp. (“CHAQ”) as discussed below. One of the various closing conditions is that CHAQ have at least $85 million in cash at closing. However, there can be no assurance that the Company will be successful in completing the merger.

In the event the Company does not complete the merger contemplated by the Merger Agreement, the Company will seek additional funding through private equity financings, debt financings, collaborations, strategic alliances and marketing, distribution, or licensing arrangements. Although the Company has been successful in raising capital in the past, there is no assurance that the Company will be successful in obtaining such additional financing on terms acceptable to the Company, if at all, and the Company may not be able to enter into collaborations or other arrangements. If the Company is unable to obtain funding, the Company could be forced to delay, reduce, or eliminate its research and development programs, which could adversely affect its business prospects and its ability to continue operations.

Merger Agreement

In March 2021 the Company entered into the Merger Agreement with CHAQ, a publicly traded special purpose acquisition company (“SPAC”), by and among CHAQ, CHAQ2 Merger Sub, Inc., a wholly owned direct subsidiary of CHAQ (“Merger Sub” or “CHAQ2”), and Renovacor.

The following will occur at the effective time of the transaction: (i) Merger Sub will merge with and into Renovacor, with Renovacor as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of CHAQ (the “Merger”), and (ii) CHAQ’s name will be changed to Renovacor, Inc. The transaction is expected to close in the third quarter of 2021, following the receipt of the required approval by CHAQ’s stockholders and the fulfilment of other customary closing conditions.

Under the terms of the proposed transaction, CHAQ will issue 6.5 million common shares to current securityholders of Renovacor. Current Renovacor stockholders may also receive up to 2.0 million earn-out shares (“Company Earn Out Shares”), as follows: 0.6 million shares if the share price exceeds $17.50 by the end of calendar year 2023, 0.6 million shares if the share price exceeds $25.00 by the end of calendar year 2025, and 0.8 million shares if the share price exceeds $35.00 by the end of calendar year 2027. Furthermore, CHAQ’s sponsor agreed to shift 0.5 million of its founder shares to earn out shares, subject to same terms as Company Earn Out Shares. In addition, each option to purchase shares of Renovacor Common Stock (each, a “Renovacor Option”) outstanding immediately prior to the Closing will be converted into an option to purchase a number of shares of CHAQ Common Stock, rounded down to the nearest whole number, equal to the product of the number of shares of Renovacor Common Stock subject to such Renovacor Option and the Common Per Share Merger Consideration (an “Exchanged Option”), which Exchanged Option shall be subject to the same vesting terms applicable to the Renovacor Option immediately prior to the Closing.

Concurrently with the execution of the Merger Agreement, CHAQ entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), including the sponsor of CHAQ, certain holders of Renovacor Capital Stock and other third parties. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and CHAQ agreed to issue and sell to such investors, immediately following the Closing, an aggregate of 3,000,000 shares of CHAQ Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $30,000,000 (the “PIPE Financing”). A portion of the shares of CHAQ Common Stock to be issued and sold in the PIPE Financing may be issued to certain PIPE Investors in the form of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of CHAQ Common Stock, at an initial purchase price of $9.99 per share underlying the Pre-Funded Warrants. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that CHAQ will grant the investors in the PIPE Financing certain customary registration rights, including a covenant by CHAQ to file a registration statement on Form S-1 registering for resale the shares of CHAQ Common Stock issued pursuant to the Subscription Agreements.

The obligation of CHAQ and Renovacor to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the approval of CHAQ’s stockholders, (ii) the approval of Renovacor’s stockholders and (iii) the preliminary proxy statement to solicit the approval of CHAQ’s stockholders (the “Proxy Statement”) receiving clearance from the SEC.

In addition, the obligation of CHAQ to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Renovacor being true and correct to the standards applicable to such representations and warranties and each of the covenants of Renovacor having been performed or complied with in all material respect and (ii) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to Renovacor.

The obligation of Renovacor to consummate the Business Combination is also subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of CHAQ and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of CHAQ having been performed or complied with in all material respects, (ii) the aggregate cash proceeds from CHAQ’s trust account, together with the proceeds from the PIPE Financing (as defined below), equaling no less than $85,000,000 (after deducting any amounts paid to CHAQ stockholders that exercise their redemption rights in connection with the Business Combination) (the “Minimum Cash Condition”) and (iii) the approval by the NYSE of CHAQ’s listing application in connection with the Business Combination.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed financial statements have been prepared pursuant to the rules and regulation of the United States Securities and Exchange Commission (“SEC”) for interim financial reporting. These condensed statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to fairly present the results of the interim periods. The condensed balance sheet at December 31, 2020, has been derived from the audited financial statements at that date. Operating results and cash flows for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2021 or any other future period. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in U.S. GAAP have been omitted in accordance with the rules and regulations for interim reporting of the SEC. These interim condensed financial statements should be read in conjunction with the financial statements and notes thereto included in our report for the year ended December 31, 2020 (included elsewhere in this document).

Significant Accounting Policies

The significant accounting policies used in preparation of these condensed financial statements are disclosed in our annual financial statements for the year ended December 31, 2020. There have been no changes to the Company’s significant accounting policies during the six months ended June 30, 2021.

Deferred Merger Costs

The Company capitalizes specific incremental legal, accounting, and other fees and costs directly attributable to the proposed business combination with CHAQ as deferred merger costs. As of June 30, 2021, there were $2.3 million of such costs capitalized on the balance sheet.

Emerging Growth Company Status

Upon completion of the Merger with CHAQ, the Company expects to qualify as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date, that it (i) is no longer an emerging growth company, or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) and rules are issued by the SEC that the Company has or will adopt as of a specified date. Unless otherwise noted, management does not believe that any other recently issued accounting pronouncements issued by the FASB or guidance issued by the SEC had, or is expected to have, a material impact on the Company’s present or future financial statements.

Accounting Pronouncements Recently Adopted

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU simplifies the accounting for certain convertible instruments. ASU 2020-06 will be effective for fiscal years beginning after December 15, 2021, with early adoption permitted for interim and annual reporting periods beginning after December 15, 2020. The Company adopted this standard effective January 1, 2021, and there was no material impact on the Company’s financial statements.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases. Subsequently, the FASB issued ASU 2019-10 and then ASU 2020-05, both of which adjusted the effective date of ASU 2016-02 for non-public entities. The accounting standard is effective for non-public entities for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. A modified retrospective transition approach is required at the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the Company’s financial statements.

3. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31,	June 30,
	2020	2021
Research and development costs	$90,570	$500,300
Insurance and other	16,726	44,982

Total prepaid expenses and other current assets	$107,296	$545,282

4. Property and Equipment, Net

Property and equipment, net, consisted of the following:

	December 31,	June 30,
	2020	2021
Laboratory equipment	$2,500	$2,500
Less: accumulated amortization	(1,952)	(2,371)

Property and equipment, net	$548	$129

Depreciation expense for each of the six months ended June 30, 2020 and 2021 was $419.

5. Accrued Expenses

Accrued expenses consisted of the following:

	December 31,	June 30,
	2020	2021
Employee compensation and benefits	$35,375	$285,806
External research and development expenses	21,500	172,631
Deferred merger costs	—	84,748
Professional fees and other	—	93,003

Total accrued expenses	$56,875	$636,188

6. Commitments and Contingencies

Legal Proceedings

The Company is not currently subject to any material legal proceedings.

Sponsored Research Agreements (“SRA”)

The Company is committed to funding the SRA it entered with Temple University as further described in Note 7.

7. License and Sponsored Research Agreements

Temple University

In August 2019, the Company entered into an exclusive license agreement (the “License Agreement”) and a sponsored research agreement, which was amended effective as of August 12, 2019, August 27, 2019 and further amended effective as of July 1, 2021 (as amended to date, the “SRA”), each with Temple University (“Temple”). Pursuant to the License Agreement, Temple granted the Company an exclusive, royalty-bearing, sublicensable, worldwide license to certain patent rights in certain inventions related to the use of BAG3 technology for the diagnosis, prevention or treatment of diseases in humans, and a non-exclusive license to use specified know-how and materials with a provision that Temple will retain the rights to practice the patent rights for non-commercial educational research purposes only and shall be free to sublicense these rights to other non-profit educational and research institutions solely for noncommercial research and educational purposes. Under the SRA, Temple is primarily responsible for preclinical development activities with respect to licensed technology and know-how through the pursuit of specific investigational questions which, in the aggregate, are intended to provide important supporting data for a future IND-enabling studies and for potential future marketing efforts. The Company is responsible for all subsequent clinical development and commercialization activities with respect to the licensed technology and know-how.

Upon execution of the License Agreement in 2019, the Company issued to Temple 97,879 shares of common stock on the effective date of the transaction and agreed to issue Temple an additional 9,130 shares of common stock upon the closing date of the second tranche of the Series A Convertible Preferred Stock (Note 8). The Company also reimbursed Temple for the prosecution and maintenance costs incurred by Temple for the licensed patent rights prior to the Company entering into the License Agreement, and the Company is responsible for all the ongoing costs relating to the prosecution and maintenance of the Temple patent rights licensed to the Company going forward. The Company also agreed to pay Temple a minimum annual administrative fee of $20,000 per year beginning with the effective date of the License Agreement and continuing each annual anniversary thereafter.

The License Agreement requires the Company to pay up to an aggregate of $1.25 million to Temple upon the achievement of certain developmental, regulatory and commercial milestones for the first licensed product that achieves said milestones regardless of the number of licensed products that achieve them. In addition, the Company is required to pay Temple a low single-digit royalty on net sales of any product utilizing the patent rights under the License Agreement, up to 50% of which may be reduced by payments Renovacor makes to third parties for freedom to operate. In addition, the Company must also pay a percentage of all consideration based on a percentage of sublicense consideration received by it, which percentage ranges from the mid-teens to mid-twenties depending on the stage of development at the time of the sublicense agreement.

The License Agreement will remain effective until (i) the expiration date of the last-to-expire patents covered under the License Agreement (currently expected to occur in 2041); (ii) the termination by Temple upon (a) an uncured breach by the Company, with a 60-day notification period, (b) the Company’s filing of a voluntary petition in bankruptcy or related proceeding, providing such petition is not dismissed within 90 days after the filing thereof, (c) a failure by the Company to meet certain milestones set forth in the Licensed Agreement, or (d) non-payment of undisputed monies due to Temple, with a 30-day notification period. Additionally, the Company may terminate the entire agreement or with respect to an individual patent or patent application, if desired, subject a 90-day notification period.

As it relates to the SRA, prior to the amendment entered into in August 2021 and effective as of July 1, 2021, Temple was to conduct certain preclinical activities for a three-year period, unless terminated sooner or extended by mutual written consent, for which the Company was obligated to fund approximately $0.9 million over the three-year initial term of the SRA. The SRA was further amended effective as of July 1, 2021 (the “2021 Amendment”) to, among other things, revise the period of performance, scope of work, and the budget. Following the 2021 Amendment, the Company is now obligated to fund a total of approximately $5.3 million to Temple through June 30, 2024 pursuant to the SRA, of which approximately $0.6 million has been funded through June 30, 2021.

During each of the six months ended June 30, 2020 and 2021, the Company recorded research and development expenses of approximately $0.2 million related to the SRA.

8. Convertible Preferred Stock

Convertible preferred stock consisted of the following as of June 30, 2021:

	Issuance Dates	Shares Issued and Outstanding	Common Stock Issuable Upon Conversion
Series A	August 2019	934,803	934,803
Series A	June 2020	209,658	209,658
Series A	November 2020	1,434,057	1,434,057

Series A Convertible Preferred Stock

In August 2019, the Company entered into a securities purchase agreement (the “Series A Agreement”) with certain investors to sell 2,718,286 shares of Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), at $4.065063 per share for total gross cash proceeds of $11.1 million and the redemption of a $50,000 note payable. The Series A Agreement provides for three separate closing events, or tranches. beginning with the first tranche which closed in August 2019. The second tranche closed in November 2020, following the achievement of certain milestones provided for under the Series A Agreement. The closing of the third tranche will occur 20 days following the day the Company delivers to all participating investors a written certification by a majority of the Board of Directors, including at least one Series A Director, that certain milestones, as outlined in the Series A Agreement, have been met, if at all. The milestones include certain operational and preclinical activities the completion of which must occur within 36 months from the initial closing. The third tranche was outstanding as of June 30, 2021.

In August 2019, the Company closed the first tranche and issued 934,803 shares of Series A Preferred Stock to investors at $4.065063 per share for gross cash proceeds of $3.8 million, less issuance costs of $0.4 million, resulting in net proceeds of $3.4 million.

In June 2020, the Company entered into an amended securities purchase agreement (“Amended Series A Agreement”) permitting the sale of an additional 614,997 shares of Series A Preferred Stock at $4.065063 per share for gross cash proceeds of $2.5 million to an additional investor. In June 2020, the Company issued 209,658 shares of Series A Preferred Stock to the investor at $4.065063 per share for cash proceeds of $0.9 million, net of immaterial issuance costs.

In November 2020, in accordance with the terms of the Amended Series A Agreement, the Company closed the second tranche and issued 1,434,057 shares of Series A Preferred Stock to investors at $4.065063 per share for cash proceeds of $5.8 million, net of immaterial issuance costs.

The tranche right feature associated with the second closing and the third closing described above was evaluated in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”). The Company determined that the tranche right feature did not meet the definition of a freestanding financial instrument as the feature was not legally detachable. The Company also evaluated the feature as an embedded derivative and the Company determined that the tranche right feature did not meet the definition of a derivative financial instrument for which bifurcation would be required.

Rights, Preferences, Privileges and Restrictions

Voting—Each preferred stockholder is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible at the time of such vote. All preferred stockholders are entitled to vote on all matters upon which holders of common stock have the right to vote, other than matters that must by law be voted by class or series vote. Series A stockholders, exclusively, and as a separate class, are entitled to elect two (2) directors of the Company.

Dividends—The holders of preferred stock are entitled to receive dividends, when and if declared by the board of directors of the Company, prior and in preference to any dividend on the common stock of the Company, in an amount equal to $0.28 per share of Series A per annum, subject to adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization. The dividends are cumulative and not compounding, and no such dividends have been declared to date. After payment of dividends on the Series A, any additional dividends shall be distributed among all holders of common stock and preferred stock based on the number of shares of common stock that would be held by each such holder if all shares of preferred stock were converted to common stock.

Liquidation Preference—In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, or a deemed liquidation event of the Company (which includes certain mergers and asset transfers), the holders of preferred stock shall be entitled to receive on a pari passu basis, out of the assets or consideration available for distribution in connection with such event and before any payment will be made to the holders of common stock, an amount per share equal to the original issuance price of the preferred stock ($4.065063) per share for the Series A, plus cumulative accrued dividends to date on such shares. The treatment of an event as a deemed liquidation event may be waived by the vote or written consent of the holders of at least a majority of the Series A Preferred Stock.

After payment of the Series A liquidation amounts in full, all of the remaining assets of the Company available for distribution to the stockholders shall be distributed among the holders of the preferred stock and common stock, pro rata, based on the number of shares held by each such holder on an as converted to common stock basis.

Conversion—Shares of preferred stock are convertible into common stock at the option of the holder at any time and without payment of any additional consideration. Each share of Series A is convertible into a number of fully paid shares of common stock as is determined by dividing the Series A original issuance price ($4.065063) by the Series A conversion price (initially equal to $4.065063). Further, the conversion rate of preferred stock is subject to adjustment based upon the occurrence of certain future events as defined in the Company’s Amended and Restated Certificate of Incorporation, as it may be amended or restated from time to time (the “Charter”).

Shares of preferred stock are automatically converted into shares of common stock upon either (a) the closing of an underwritten public offering at a price of at least $12.20 per share resulting in at least $60 million of gross proceeds to the Company, prior to deductions for underwriting discounts, commission, and expenses, or (b) the date and time, or occurrence of an event, specified by a vote of at least a majority of the holders of the preferred stock then outstanding.

Redemption—The Convertible Preferred Stock is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined, and as such is considered contingently redeemable for accounting purposes and is classified as temporary equity in the Company’s balance sheets.

9. Common Stock

The Company is authorized to issue up to 6,000,000 shares of common stock, of which 1,987,636 were issued and outstanding at June 30, 2021.

On August 31, 2018, in accordance with the terms of the Company’s 2018 Stock Option and Grant Plan (the “2018 Plan”), as more fully described in Note 10, the Company issued and sold a total of 725,000 shares of restricted stock at a purchase price of $0.10 per share for a total of $72,500 (the “2018 RSAs”). In addition, the Company issued a total 10,250 and 34,268 shares of restricted stock pursuant to the 2018 Plan in the first quarter of 2020 and 2021, respectively (collectively, including the 2018 RSAs, the “RSAs”).

Pursuant to the 2018 Plan and the terms set forth in the RSA agreements, shares that have not vested pursuant to the applicable RSA agreements are subject to repurchase rights upon the occurrence of certain repurchase events, as defined in the 2018 Plan. Unvested RSAs are held in escrow and subject to optional repurchase by the Company upon the occurrence of a repurchase event causing the award holder to forfeit his or her right to such restricted stock at a repurchase price equal to the fair market value of the issued restricted shares; provided, however, in the case of a Restricted Covenant Breach (as defined in the 2018 Plan), the purchase price shall be the lesser of (x) the amount paid for such RSA, or (y) the estimated fair market value per RSA, as defined in the 2018 Plan, on the date the Company exercises its repurchase right. These repurchase terms are considered to be a forfeiture provision and the cash received for the unvested RSAs is treated as a liability in the Company’s balance sheet until the repurchase rights lapse.

As of June 30, 2021, the Company had 40,888 unvested RSAs outstanding, which are subject to repurchase rights. The Company also has the right to repurchase vested RSAs upon the occurrence of a Repurchase Event, as defined in the 2018 Plan, at fair market value.

The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers, and preferences of the holders of the preferred stock.

Voting—Each holder of outstanding shares of common stock shall be entitled to one vote in respect of each share. The holders of outstanding shares of common stock, voting together as a single class, shall be entitled to elect two (2) directors. The number of authorized shares of common stock may be increased or decreased by the affirmative vote of a majority of the outstanding shares of common stock and preferred stock voting together as a single class.

Dividends—Subject to the payment in full of all preferential dividends to which the holders of the preferred stock are entitled, the holders of common stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the board of directors may determine in its sole discretion, with holders of preferred stock and common stock sharing pari passu in such dividends.

Liquidation Rights—After payment in full of all preferential amounts to which the holders of preferred stock are entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or deemed liquidation event of the Company, all remaining assets of the Company available for distribution to the stockholders shall be distributed among the holders of the preferred stock and common stock, pro rata based on the number of shares held by each such holder on an as converted to common stock basis.

Reserved Shares—As of June 30, 2021, the Company reserved the following shares of common stock for issuance upon conversion of the outstanding convertible preferred stock and exercise of stock options:

Conversion of Series A preferred stock	2,578,518
Series A preferred stock reserved for 3rd tranche (Note 8)	754,765
Stock options available for issuance	130,305
Stock options outstanding	219,046

Total	3,682,634

10. Stock-Based Compensation

The Company’s board of directors adopted the 2018 Plan, which was approved by the Company’s stockholders effective August 1, 2018. Under the 2018 Plan, the Company may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-qualified stock options, restricted stock awards, and/or unrestricted stock awards to its employees and certain non-employees, including consultants, advisors, and directors. The maximum number of shares of common stock reserved for issuance under the 2018 Plan at the time of adoption was 850,000 shares. The number of authorized shares reserved for issuance under the 2018 Plan was increased by 268,869 shares effective as of August 12, 2019. There were 130,305 shares of common stock remaining and available for issuance under the 2018 Plan at June 30, 2021.

The exercise prices, vesting and other restrictions of the awards to be granted under the 2018 Plan are determined by the board of directors, except that no stock option may be issued with an exercise price less than the fair market value of the common stock at the date of the grant or have a term in excess of ten years. Options granted under the 2018 Plan are exercisable in whole or in part at any time subsequent to vesting.

Stock Options

The following table provides the weighted-average assumptions used in determining the fair value of option awards to purchase 42,179 and 136,867 shares of common stock issued during the six months ended June 30, 2020 and 2021, respectively:

	Six Months Ended
	June 30,
	2020	2021
Expected volatility	69.4%	72.3%
Risk-free interest rate	1.46%	0.79%
Expected dividend yield	—	—
Expected term (in years)	5.94	5.47

The weighted average fair value of the options granted was $0.25 and $4.77 per share for the six months ended June 30, 2020 and 2021, respectively.

The following table summarizes stock option activity for the six months ended June 30, 2021:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding - December 31, 2020	82,179	$0.25	8.4	$12,000
Granted	136,867	7.90
Exercised	—	—
Forfeited	—	—

Outstanding – June 30, 2021	219,046	$5.03	8.6	$1,007,198

Exercisable – June 30, 2021	57,556	$0.22	6.0	$541,492

During the six months ended June 30, 2021, the Company issued 100,000 options in connection with the employment of one of its officers. The vesting of this award is subject to performance conditions, and accordingly, the Company recognizes compensation expense for this award in the period in which the applicable performance conditions are deemed probable of achievement. During the six months ended June 30, 2021, the Company concluded that the performance conditions are probable of achievement and therefore, began recording compensation expense for the award over the estimated performance period.

The Company recorded $1,020 and $181,533 of stock-based compensation expense related to stock options for the six months ended June 30, 2020 and 2021, respectively. Included in stock-based compensation expense for the six months ended June 30, 2021 is $80,522 of expense related to accelerating the vesting of 8,727 options in June 2021.

As of June 30, 2021, there was approximately $0.6 million of unrecognized stock-based compensation expense related to unvested stock options, which the Company expects to recognize over a weighted average period of 1.4 years.

Restricted Stock Awards

The following table summarizes restricted stock activity for the six months ended June 30, 2021:

Number of Shares
Unvested - December 31, 2020	10,250
Issued	34,268
Vested	(3,630)
Cancelled	—

Unvested – June 30, 2021	40,888

The Company recorded $430 and $10,590 of stock-based compensation expense related to vesting of restricted stock for the six months ended June 30, 2020 and 2021, respectively. As of June 30, 2021, there was approximately $0.1 million of unrecognized stock-based compensation expense related to restricted stock awards, which the Company expects to recognize over a weighted average period of 3.4 years.

Stock-based compensation expense recorded in the accompanying statements of operations is as follows:

	Six Months Ended
	June 30,
	2020	2021
Research and development	$1,020	$178,826
General and administrative	430	13,297

Total stock-based compensation expense	$1,450	$192,123

11. Related Parties

The Company incurred consulting fees with Dr. Arthur Feldman, the founder and a current director of the Company, of approximately $50,000 for each of the six months ended June 30, 2020 and 2021, respectively. As of June 30, 2021, amounts due to Dr. Feldman totaled approximately $17,000.

12. Net Loss per Share

The following outstanding potentially dilutive securities have been excluded from the calculation of diluted net loss per share for the six months ended June 30, 2020 and 2021, as their effect is anti-dilutive:

	2020	2021
Convertible Preferred Stock	1,144,461	2,578,518
Stock options to purchase common stock	82,179	219,046
Restricted shares of common stock subject to repurchase	100,824	40,888

13. Subsequent Events

The Company has evaluated subsequent events through August 27, 2021, which represents the date these financial statements were issued.

July 2021 Note Purchase Agreement

On July 20, 2021, in accordance with the Merger Agreement and pursuant to a note purchase agreement, dated July 20, 2021, by and between Renovacor and Chardan Healthcare Investments, LLC, an affiliate of CHAQ’s sponsor (“Chardan Investments”) (the “Note Purchase Agreement”), Renovacor issued a $2,500,000 convertible promissory note to Chardan Investments (the “Convertible Promissory Note”) in exchange for $2,500,000 in cash to be used to finance Renovacor’s operations through the consummation of the Merger. The Convertible Promissory Note will bear interest at a rate per annum equal to (i) from July 20, 2021 until November 30, 2021, 4% per annum and (ii) from and after December 1, 2021, (A) 4% per annum if the Closing Date has occurred prior to December 1, 2021 and (B) 6% per annum if the Closing Date has not occurred prior to December 1, 2021. After the occurrence and during the continuance of any event of default under the Convertible Promissory Note, the interest rate on the note will be increased by an additional 5% per annum until such event of default is cured or is waived by Chardan Investments. The principal amount of, and the accrued interest on, the Convertible Promissory Note, together with any expenses due under the Note Purchase Agreement, will be immediately due and payable upon the occurrence and continuance of an event of default after the expiration of any applicable cure period.

The Convertible Promissory Note matures on July 20, 2022, provided that Chardan Investments may, in its sole discretion, extend the maturity of the Convertible Promissory Note by an additional 12-month period (the “Maturity Date”). The Convertible Promissory Note may not be prepaid at any time prior to the Maturity Date. Upon consummation of the Merger, an amount equal to $2,500,000 will automatically convert into CHAQ common stock at a price per share equal to $10.00 without any further action by Chardan Investments or Renovacor. The accrued interest, fees and other amounts payable on the Convertible Promissory Note, will be paid in cash to Chardan Investments promptly following the effective time of the Merger. Pursuant to the Merger Agreement and the Note Purchase Agreement, the Closing Chardan Cash (as defined in the Merger Agreement) will be reduced by $2,500,000 at the closing of the Merger.

If, at any time prior to the Maturity Date, Renovacor issues and sells shares of its equity securities to investors, whether or not existing stockholders of the Company, in a transaction or series of related transactions with the principal purpose of raising capital that results in total proceeds to Renovacor of at least $50,000,000, excluding the aggregate principal amount and accrued interest of the Convertible Promissory Note and any other convertible promissory notes or other convertible securities issued by Renovacor that are converting in connection with such financing, then, at Chardan Investments’ option, the outstanding principal amount of the Convertible Promissory Note, plus any unpaid accrued interest thereon, will either (i) be repaid in full in cash out of the proceeds of such financing or (ii) convert in whole, without any further action by Chardan Investments, into shares of the same equity securities sold in such financing (other than with respect to: (x) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection; and (y) the basis for any dividend or distribution rights) at a conversion price per share equal to the cash price per share paid by the applicable investors for such equity securities multiplied by 0.80. The issuance of such equity securities to Chardan Investments pursuant to the conversion of the Convertible Promissory Note will be upon and subject to the same terms and conditions applicable to equity securities sold in such financing.

If the Convertible Promissory Note has not been converted prior to July 20, 2022 and Chardan Investments has not extended the Maturity Date, then at least 30 days prior to such date, Renovacor will provide Chardan Investments with written notice of whether Renovacor is expected to have the ability to repay the Convertible Promissory Note upon maturity and, for a period of 45 days thereafter, Chardan Investments will have the option to either (i) cause Renovacor to pay Chardan Investments an amount in cash equal to the outstanding principal amount of the Convertible Promissory Note and any unpaid accrued interest thereon or (ii) convert the outstanding principal amount of the Convertible Promissory Note and any unpaid accrued interest thereon into, at Chardan Investments’ option, (A) shares of Renovacor Series A preferred stock at a price equal to the Series A conversion price then in effect or (B) shares of Renovacor’s most senior equity securities outstanding immediately prior to July 20, 2022 at a conversion price per share equal to the applicable conversion price of such equity securities multiplied by 0.80.

In the event of (a) a liquidation, dissolution or wind-up of the affairs of Renovacor, (b) the sale, conveyance or other disposition of all or substantially all of the property or business of Renovacor, (c) a merger or consolidation with or into any other entity, other than the closing of the Business Combination or (d) the occurrence of a “Change of Control Event,” in each case, prior to the Maturity Date or conversion of the Convertible Promissory Note (each, a “Deemed Liquidation Event”), then, at Chardan Investments’ election, the principal amount of the Convertible Promissory Note will either (i) become due and payable at, and contingent upon, the closing of such Deemed Liquidation Event (other than with respect to: (x) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection; and (y) the basis for any dividend or distribution rights) for an amount equal to the sum of the principal amount of the Convertible Promissory Note plus an additional amount equal to 75% of the principal amount of the Convertible Promissory Note or (ii) be converted, in full satisfaction of Renovacor’s obligations under the Convertible Promissory Note, as of immediately prior to, and contingent upon, the closing of such Deemed Liquidation Event, into, at Chardan Investments’ option, (A) shares of Renovacor Series A Preferred Stock at a price equal to the Series A conversion price then in effect or (B) shares of Renovacor’s most senior equity securities outstanding immediately prior to the closing of such Deemed Liquidation Event at a conversion price per share equal to the applicable conversion price of such equity securities multiplied by 0.80. Under the Note Purchase Agreement, a “Change of Control Event” will be deemed to have occurred if the equity investors of Renovacor as of July 20, 2021 fail to own, directly or indirectly, beneficially and of record, shares representing at least 51% of each of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Renovacor, other than as a result of a bona fide equity financing for capital raising purpose. Chardan Investments’ conversion rights under the Convertible Promissory Note will terminate immediately thereafter.

SRA Agreement

The Company and Temple amended the SRA effective as of July 1, 2021 to, among other things, revise the period of performance, scope of work, and the budget as more fully described in Note 7.